Exhibit 10.6

Execution Version

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND THE SECURITIES HAVE BEEN QUALIFIED OR ARE EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES PROVIDED THAT SUCH PLEDGE DOES NOT CONSTITUTE OR RESULT IN A TRANSFER OF THE SECURITIES UNDER ANY APPLICABLE LAWS, RULES OR REGULATIONS.

No.____________	November 15, 2018

WAITR HOLDINGS INC.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned Waitr Holdings Inc., a Delaware corporation (the “Company”), hereby promises to pay on demand to [●] (the “Holder”) or its registered permitted assign, a Term Loan in the principal amount of $[●] or such lesser amount as is outstanding from time to time, on the Term Loan Maturity Date as set forth in the Credit Agreement, dated as of November 15, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (each, a “Lender”), and Luxor Capital Group, LP, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. All or any portion of the principal amount of this Note and any accrued and unpaid interest thereon may be converted at the Holder’s option at the then-applicable Conversion Rate (as defined below) per $1,000 principal amount of the Note, into a number of shares (“Conversion Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) in accordance with the provisions of Section 3 hereof. The “Conversion Rate” shall initially be 76.9231 and the “Conversion Price” shall be, as of any date, $1,000 divided by the Conversion Rate as of such date. The number of Conversion Shares issuable upon conversion of this Note and the Conversion Rate shall be subject to adjustment from time to time as described herein.

This Note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement, and the Holder hereunder is a Lender for purposes of the Credit Agreement.

Section 1.          Payments of Interest and Principal. The Company promises to pay interest from the date of such Term Loan on the principal amount thereof from time to time outstanding, in like Dollars, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. The Company also promises to pay interest on any overdue principal and, to the extent permitted by requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Credit Agreement. The borrowing of the Term Loan evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon, and any conversions thereof in accordance with Section 3, and the respective dates thereof shall be endorsed by the Holder on Schedule A attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Holder in its internal records; provided, however, that the failure of the Holder to make such a notation or any error in such notation shall not affect the obligations of the Company under this Note.

Section 2.          Transfers. This Note may be transferred or assigned only as permitted by the Credit Agreement pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), and if qualified under applicable state securities laws or pursuant to an exemption from such registration and qualification, and the transfer or assignment of this Note and any rights with respect thereto are subject to the provisions of the Credit Agreement, including the provisions governing the Register.

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Section 3.          Conversion of Note.

(a)            All or any portion of principal amount of this Note and any accrued and unpaid interest thereon may be converted at any time on or after the Closing Date and prior to the Term Loan Maturity Date into fully paid and non-assessable Conversion Shares at the Conversion Rate in effect at such time upon delivery of the notice of conversion form attached hereto as Appendix A (the “Notice of Conversion”) to the Company during normal business hours on any day other than a Saturday or Sunday on which banks are open for business in New York City (a “Business Day”) at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Holder). The Conversion Shares so issued shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of 5:00 P.M. New York City time on the date on which the completed Notice of Conversion shall have been delivered. Certificates for the Conversion Shares so issued, representing the aggregate number of shares to be issued with respect to the amount of the principal amount of the Note to be converted as specified in the Notice of Conversion, shall be transmitted by the Company’s transfer agent (1) after submission by a Holder of an undertaking in the form attached hereto as Appendix B by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system if the Company is a participant in such system, and (2) otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion, within a reasonable time, not exceeding three (3) Trading Days (as defined below) after this Note shall have been so converted, including the delivery of a completed Notice of Conversion (the “Conversion Share Delivery Date”). The certificates so delivered shall be in such denominations as may be reasonably requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder in the Notice of Conversion. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to a conversion on or before the Conversion Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then, at the Company’s sole option, the Company shall either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Market Price (as defined below) on the date of conversion. Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof, and the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Note and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Company until the Holder has converted all of the Conversion Shares available hereunder and this Note has been converted in full, in which case, the Holder shall surrender this Note to the Administrative Agent for cancellation within three (3) Trading Days of the date the final Notice of Conversion is delivered to the Company. Partial conversions of this Note resulting in issuances of a portion of the total number of Conversion Shares available hereunder shall have the effect of lowering the principal amount of the Note in an amount equal to the principal amount of the Note equal to the principal of the Note that was converted into Conversion Shares. The Company shall deliver any objection to any Notice of Conversion within one Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company’s transfer agent shall be controlling and determinative in the absence of manifest error. The Holder, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following the conversion of a portion of this Note, the principal amount of this Note at any given time may be less than the amount stated on the face hereof. For purposes of this Note (i) a “Trading Day” means (A) a day on which the Common Stock is traded on a Trading Market (as defined below), or (B) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on OTC Markets Group, Inc.’s OTCQB or OTCQX (the “OTC Markets”), or (C) if the Common Stock is not quoted on the OTC Markets, a day on which prices for the Common Stock are reported in the OTC Pink marketplace operated by OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed, quoted or reported as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Business Day and (ii) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE American.

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In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to a conversion on or before the Conversion Share Delivery Date, the Company shall be liable to the Holder for liquidated damages in an amount equal to 1.5% of the aggregate Conversion Price of the Conversion Shares issuable pursuant to such conversion for each thirty (30) day period (or pro rata for any portion thereof) beyond the Conversion Share Delivery Date.

(b)          If this Note shall have been converted in part, the Company shall, at the request of the Holder and upon surrender of this Note, at its own expense and at the time of delivery of the certificate or certificates representing Conversion Shares, deliver to the Holder a new Note evidencing the rights of the Holder to the remaining principal amount of this Note, which new Note shall in all other respects be identical to this Note.

(c)          Notwithstanding anything to the contrary herein, the Holder shall not have the right to convert any portion of this Note, pursuant to this Section 3 or otherwise, to the extent that after giving effect to the issuance of Conversion Shares after conversion, the Holder (together with the Holder’s Affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of Common Stock, Notes or other Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Rule 13d-3 of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Note is exercisable (in relation to other securities owned by the Holder together with the Holder’s Affiliates) and of which portion of this Note is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note is exercisable (in relation to other securities owned by the Holder together with those of the Holder’s Affiliates) and of which portion of this Note is exercisable, in each case subject to the limitation contained herein, and neither the Company nor its transfer agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the latest of (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Following the written or oral request of the Holder, the Company shall, or shall cause its transfer agent to, within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(c) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

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Section4.	Compliance with the Securities Act.

(a)               Unless issued or registered pursuant to an effective registration statement, this Note and all Conversion Shares issued upon conversion of the Note shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND THE SECURITIES HAVE BEEN QUALIFIED OR ARE EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS, (II) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES PROVIDED THAT SUCH PLEDGE DOES NOT CONSTITUTE OR RESULT IN A TRANSFER OF THE SECURITIES UNDER ANY APPLICABLE LAWS, RULES OR REGULATIONS.”

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CONSTITUTE OR RESULT IN A TRANSFER OF THE SECURITIES UNDER ANY APPLICABLE LAWS, RULES OR REGULATIONS.”

(b)          In connection with a transfer of this Note pursuant to clause (I) in the legend set forth in Section 4(a) or a transfer of Conversion Shares pursuant to clause (II) in the legend set forth in Section 4(a), the Company shall promptly cause the legend to be removed from this Note or any such Conversion Shares, as applicable, upon delivery by the holder of this Note or such Conversion Shares, as applicable, to the Company and/or and the transfer agent for such Note or such shares of Common Stock such legal opinions, certificates or other documentation or evidence as may reasonably be required by either of them to determine that such transfer complies with the Securities Act and other applicable U.S. securities laws.

Section 5.          Payment of Taxes. The Company will pay any documentary stamp, issue or transfer taxes or other incidental expenses attributable to the initial issuance of Conversion Shares issuable upon the conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Conversion Shares in a name other than that of the Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Conversion Shares or any Note until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due. The Company shall pay all of the Company’s transfer agent fees required for same-day processing of any Notice of Conversion.

Section 6.          Mutilated or Missing Notes. In case this Note shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Note, or in lieu of and substitution for this Note lost, stolen or destroyed, a new Note of like tenor and for the principal amount of such Note, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Note (which shall not include the posting of any bond), and with respect to a lost, stolen or destroyed Note, reasonable indemnity with respect thereto, if requested by the Company.

Section 7.          Authorized Shares. The Company hereby represents and warrants that there have been reserved, and the Company shall during the period the Note is outstanding at all applicable times keep reserved, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the conversion of this Note in full. The Company covenants that all Conversion Shares issued upon due conversion of this Note shall be, at the time of delivery of the certificates for such Conversion Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note. The Company will take all such reasonable action as may be necessary to assure that such Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company will carry out the terms of this Note in good faith. The Company will (i) not increase the par value of any Conversion Shares above the Conversion Price upon such conversion immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares upon the conversion of this Note and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Note.

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Section 8.          Adjustments. The Conversion Rate shall be subject to adjustment from time to time as set forth in this Section 8; provided, that (i) there shall be no adjustment to the Conversion Price or to the number of Conversion Shares acquirable upon exercise of the Note, as provided in this Section 8 (an “Adjustment”), unless and until such Adjustment, together with any previous Adjustments to the Conversion Price or to the number of Conversion Shares so acquirable that would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 1% of the total number of Conversion Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur and (ii) notwithstanding the foregoing, all such deferred Adjustments that have not yet been made shall be made upon the conversion of all or a portion of this Note.

(a)          If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Rate in effect immediately prior to the date upon which such change shall become effective, shall be proportionally adjusted by the Company to reflect a fair allocation of the economics of such event to the Holder. Such adjustments shall be made successively whenever any event listed above shall occur.

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(b)          If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to convert this Note and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of this Note, had this Note been converted in full immediately prior to such Fundamental Transaction (the “Transaction Consideration”), and in any such case appropriate provision (as determined in good faith by the Board of Directors of the Company) shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, the provision for the adjustment of the Conversion Rate) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any Transaction Consideration deliverable upon the conversion hereof. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Section 8(a), then such adjustment shall be made pursuant to Section 8(a) and this Section 8(b). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger, or the corporation or entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such Transaction Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon conversion hereof, and the other obligations under this Note. Without limiting the generality of the foregoing, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8(b) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If the holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Transaction Consideration it receives upon any conversion of this Note following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to acquire the Transaction Consideration upon conversion thereof. The provisions of this Section 8(b) shall similarly apply to successive Fundamental Transactions.

(c)          In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Conversion Rate to be in effect after such payment date shall be determined as follows:

Adjusted Conversion Price = A x B x C
(B x C) - D

where

“A” equals the Conversion Rate in effect immediately preceding such payment date;

“B” equals the number of shares of Common Stock outstanding immediately preceding such payment date;

“C” equals the Market Price per share of Common Stock immediately preceding such payment date; and

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“D” equals the aggregate fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants.

“Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (A) if the Common Stock is then listed on a Trading Market or quoted on the OTC Markets, the volume weighted average price of the Common Stock as reported during the ten (10) Trading Day period ending on the Trading Day prior to the Valuation Date; or (B) if the Common Stock is not then listed on a Trading Market or quoted on the OTC Markets, the fair market value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company. If the Common Stock is not then listed on a Trading Market or quoted on the OTC Markets or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the conversion hereunder as to the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

(d)          An adjustment to the Conversion Rate shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)          In the event that, as a result of an adjustment made pursuant to this Section 8, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in this Note.

(f)          Except as provided in Section 8(i), if and whenever the Company shall issue or sell, or is, in accordance with any of Section 8(h)(1) - (7), deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, and in each such case (a “Trigger Issuance”), the then-existing Conversion Rate shall be increased, as of the close of business on the effective date of the Trigger Issuance, to a rate determined as follows:

Adjusted Conversion Rate = 1,000 / B x A + D
A + C

where

“A” equals the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that the foregoing shall not be deemed to include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries;

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“B” equals the Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals a number of shares of Common Stock equal to (i) the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance divided by (ii) the Conversion Price in effect immediately prior to the time of such issue or sale;

provided, however, that in no event shall the Conversion Rate after giving effect to such Trigger Issuance be lower than the Conversion Rate in effect prior to such Trigger Issuance.

“VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 A.M. New York City time to 4:00 P.M. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Markets, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the OTC Markets; (c) if the Common Stock is not then listed or quoted on the OTC Markets and if prices for the Common Stock are then reported in the OTC Pink marketplace operated by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per share of the Common Stock so reported on such date (or the most recent bid price if none is reported for such date); or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors of the Company.

(g)          [Reserved.]

(h)          For purposes of Section 8(f), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 8(h), other than Excluded Issuances (as defined in Section 8(i)). For purposes of Section 8(f), the following Section 8(h)(1) - (7) shall also be applicable:

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(1)         Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Rate. Except as otherwise provided in Section 8(h)(3), no adjustment of the Conversion Rate shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2)         Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Rate, provided that (a) except as otherwise provided in Section 8(h)(3), no adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Rate shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Rate have been made pursuant to the other provisions of this Section 8(h).

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(3)         Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 8(h)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 8(h)(1) or Section 8(h)(2), or the rate at which Convertible Securities referred to in Section 8(h)(1) or Section 8(h)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Rate in effect at the time of such event shall forthwith be readjusted to the Conversion Rate which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to Section 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to Section 8(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Rate then in effect hereunder shall forthwith be changed to the Conversion Rate which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(4)         Stock Dividends. Subject to the provisions of this Section 8(h), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5)         Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes Option Pricing Model or another method mutually agreed to by the Company and the Administrative Agent). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Administrative Agent are unable to agree upon the fair market value of the Additional Rights, the Company and the Administrative Agent shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne by the Company.

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(6)         Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Options or Convertible Securities or (ii) to subscribe for or purchase Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, that if before taking any such action the Company abandons its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(7)         Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 8(h).

(i)          Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Rate in the case of the issuance or deemed issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company; (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof; provided that neither the conversion price or exercise price nor number of shares issuable under such Options or Convertible Securities is amended, modified or changed after the date hereto other than pursuant to the provisions of such Options or Convertible Securities as they exist as of the date hereof; (C) the Warrants issued to the Lenders in connection with the Credit and Guaranty Agreement and any other Notes issued pursuant to the Credit Agreement and securities issued upon the exercise or conversion of those securities; (D) shares of Common Stock issued upon the conversion of this Note; or (E) shares of capital stock, Options or Convertible Securities issued (I) in connection with a bona fide acquisition by the Company of another company or business or (II) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the Board of Directors of the Company (collectively, “Excluded Issuances”).

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(j)          If Section 8(a), Section 8(b) or Section 8(c) are applicable to an event, then Section 8(f) shall not be operative with respect to such event.

Section 9.          Fractional Interest. The Company shall not issue fractions of Conversion Shares upon the conversion of all or a portion of this Note. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such conversion, the Company shall, upon the exercise of all or a portion of this Note, round down to the nearest whole number the number of shares of Common Stock to be issued to the Holder.

Section 10.         Notices to Holder and Administrative Agent. Upon the happening of any event requiring an adjustment of the Conversion Rate, the Company shall promptly give written notice thereof to the Holder and the Administrative Agent at the address appearing in the records of the Company, stating the adjusted Conversion Rate resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder and the Administrative Agent or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 11.         Identity of Transfer Agent. The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the conversion of this Note, the Company will mail to the Holder a statement setting forth the name and address of such transfer agent.

Section 12.         Registration Rights. The initial Holder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the conversion of this Note as provided in the Registration Rights Agreement, and any permitted subsequent Holder shall be entitled to such rights.

Section 13.         Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 14.         Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of any party shall operate as a waiver of such right or otherwise prejudice such party’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Term Loan Maturity Date.

Section 15.         Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to convert this Note into Conversion Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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Section 16.         APPLICABLE LAW. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.         No Rights as Stockholder. Prior to the conversion of this Note, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Note.

Section 18.         Section Headings. The section headings in this Note are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 19.         Company Waiver. The Company hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable requirements of Law. The non-exercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

Section 20.         Note Transfer and Cancellation. The Holder agrees that it shall, upon the effectiveness of assignment of this Note or as promptly thereafter as practicable, surrender this Note to the Company for cancellation, and the Company shall, upon surrender of this Note, at its own expense deliver to such assignee a new Note evidencing the rights of the assignee to the remaining principal amount of this Note, which new Note shall in all other respects be identical to this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, as of the date first written above.

WAITR HOLDINGS INC.

By:
Name:
Title:

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APPENDIX A
WAITR HOLDINGS INC.
NOTICE OF CONVERSION FORM

To [Name]:

The undersigned hereby irrevocably elects to exercise the right of conversion represented by the within Note (“Note”) pursuant to this Notice of Conversion form (“Conversion Notice”) for $__________ of the principal amount of the Note (“Conversion Amount”) to be converted into shares of Common Stock (“Conversion Shares”) as provided for therein, and requests that certificates for the Conversion Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by: (certified mail to the above address, or
(electronically (provide DWAC instructions:
_________________), or
(other
_________________________________) (specify).

and, if the Conversion Amount shall not be all of the principal outstanding amount of the Note, that a new Note for the balance of the principal amount be registered in the name of the undersigned Holder or the undersigned’s assignee as below indicated and delivered to the address stated below.

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such person’s Affiliates) of a number of shares of Common Stock which exceeds 9.99% of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 3(c) of this Note. In determining whether the Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of the Holder’s Affiliates) of a number of shares of Common Stock which exceeds 9.99%, the Company may rely on the above representation and warranty of the Holder.

A-1

Dated:________________, ________

Note: The signature must correspond with	Signature:
the name of the Holder as written
on the first page of this Note in every	Name (please print)
particular, without alteration or enlargement
or any change whatever, unless this Note
has been assigned.	Address

Federal Identification or
Social Security No.

Assignee:

A-2

APPENDIX B
FORM OF UNDERTAKING

SHAREHOLDER CERTIFICATE

The undersigned (the “Shareholder”) is delivering this certificate to Waitr Holdings Inc., a Delaware company (the “Company”), in connection with the Shareholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations with respect to _____________ shares of common stock, par value $.0001 per share (the “Shares”), of the Company, issued in in the name of the Shareholder.

The Shareholder hereby represents and warrants to the Company that it is sophisticated in financial matters, is familiar with the registration requirements under the Securities Act and is an institutional accredited investor under Rule 501(a) promulgated under the Securities Act because it falls within one of the categories set forth on Annex A hereto.

The Shareholder hereby covenants to the Company that the Shareholder will transfer the Shares only (a) pursuant to Rule 144 promulgated under the Securities Act on or after November 21, 2019, (b) in a transaction otherwise exempt from the registration requirements of the Securities Act if the transferee executes and delivers to the Company a certificate in the form of this certificate prior to or concurrently with such transfer or (c):

1.	at such time or times as the Registration Statement on Form S-3 (File No. 333-[ ]) initially filed with the Securities and Exchange Commission (“SEC”) on [ ], 2018 and declared effective by the SEC on [ ], 201[8], is effective and the prospectus that forms a part of the Registration Statement (the “Prospectus”) is current (and the Shareholder has not received oral or written notice from the Company that the Prospectus is suspended or otherwise may not be used for transfers of the Shares);

2.	pursuant to and in the manner contemplated by the Registration Statement, including the “Plan of Distribution” contained therein; and

3.	otherwise in compliance with the Securities Act, including the rules and regulations promulgated thereunder.

Any notice to the Shareholder pursuant to paragraph 1 above shall be delivered orally, by email, fax or overnight or standard postal delivery to:

[Address]

[Telephone]

[Facsimile]

[Email]

B-1

The Shareholder further covenants to provide the Company with any update to the Shareholder’s contact information set forth above to the extent necessary for purposes of any notification to be delivered to the Shareholder hereunder. Any such notice shall be delivered via email to [ ] and [ ].

The Company’s legal counsel is authorized to rely on this certificate for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares.

Very truly yours,

Name of Shareholder:
Signature:
Name of Signatory:
Title of Signatory:

[Signature Page to Shareholder Certificate]

Annex A

Institutional Accredited Investor Categories

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000

☐	a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests

SCHEDULE A

TERM LOAN, REPAYMENTS AND CONVERSION OF TERM LOAN

Date	Amount of Term Loans	Amount of Principal of Term Loans Repaid or Converted	Unpaid Principal Balance of Term Loans	Notation Made By